SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-7707	41-0793183
(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway

Minneapolis,  Minnesota  55432

(Address of Principal Executive Offices and Zip Code)

(763)  514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On October 21, 2004, the Board of Directors of Medtronic, Inc. (“Medtronic”) elected a new director, Robert C. Pozen.  There are no arrangements or understandings between Mr. Pozen and Medtronic or any other persons, pursuant to which he was selected as a director.  Mr. Pozen will serve on the Audit Committee and Corporate Governance Committee.  There have been no transactions with management or others, or a series of similar transactions, since the beginning of the last fiscal year, or any currently proposed transactions, or series of similar transactions, to which Medtronic or any of its subsidiaries were or are to be a party, in which the amount involved exceeded or will exceed $60,000, in which the Mr. Pozen has a direct or indirect material interest.

A press release announcing the election of the new director was issued on October 21, 2004.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01.              Financial Statements and Exhibits

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

Exhibit 99.1         Press release dated October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Terrance L. Carlson
Date: October 21, 2004		Terrance L. Carlson
Sr. Vice President, General Counsel and Corporate Secretary